Exhibit 99.1

Press Contact:

Courtney Brigham

Spansion Inc.

+1.408.616.5056

Spansion Provides Business Update with Select Second Quarter Financial Information

Company positioned for Chapter 11 emergence

SUNNYVALE, Calif., July 28, 2009 — Spansion Inc. today announced select financial results for its second quarter ended June 28, 2009 that demonstrate the ongoing progress the company is making in its restructuring efforts.

Spansion Japan Limited, a subsidiary of Spansion Inc., commenced corporate reorganization proceedings in Japan on March 3, 2009. As a result, Spansion Inc. is no longer able to consolidate the financial results of Spansion Japan Limited in accordance with U.S. GAAP. Financial information presented here represents GAAP-based information for Spansion Inc. and excludes Spansion Japan Limited.

In the second quarter of 2009, net sales were $376 million, down slightly from the prior quarter. Net sales for the second quarter reflect continued strong support for the company’s products and is reflective of its strategy to focus on the embedded solutions market. Target applications in the embedded solutions market include automotive, consumer, mobility, networking, personal computers & peripherals, and telecommunications.

“Spansion is executing well against its plan and these results are evidence of our strong performance. The company delivered higher than forecasted net sales,

decreased operating expenses and significantly improved its cash balances, providing solid momentum for emergence from Chapter 11 in the fourth quarter,” said John Kispert, Spansion president and CEO. “As a result of a focus on cost reductions, efficiencies and asset management we increased our cash position to $220 million at the end of our second quarter, which is a great improvement from Spansion’s cash-challenged position earlier this year.”

The new operating model is designed to support a leaner, more competitive company that has greater operational efficiencies and is positioned to lead to positive free cash flow and profitability.

Spansion continued to focus on efficiencies and cost reductions in all three major operating expense categories: Research and Development (R&D); Sales and Marketing; and General and Administrative. Investment in R&D continues at a rate slightly greater than 10% of net sales, supporting Spansion’s ongoing development of industry-leading products and technologies. Total operating expenses, excluding restructuring charges, dropped more than 20% in the second quarter of 2009 compared to the first quarter of 2009.

Spansion ended the second quarter of 2009 with a cash balance of approximately $220 million, reflecting the continued strong market position with its customers, stable pricing and reduced operating expenses. The second quarter of 2009 cash balance represents an increase of approximately $125 million compared to the first quarter of 2009 ending cash balance of $95 million. Spansion Japan Limited’s cash balances are excluded from these financial results due to the deconsolidation.

“Spansion and its creditors are managing the bankruptcy process very well,” said John Brincko, Spansion’s lead restructuring advisor. “Over the next few months, I anticipate Spansion will file a plan of reorganization and successfully emerge from Chapter 11 bankruptcy in the fourth quarter as a strong, focused company and a formidable competitor in the Flash memory marketplace.”

As a result of the commencement of corporate reorganization proceedings in Japan, Spansion Inc. and Spansion Japan must negotiate new third-party agreements, which are subject to the approval of various parties, including the creditors of each company. Therefore, it is not possible to announce full operating results and balance sheet information at this time.

About Spansion

Spansion (Pink Sheets: SPSNQ) is a leading Flash memory solutions provider, dedicated to enabling, storing and protecting digital content in wireless, automotive, networking and consumer electronics applications. Spansion, previously a joint venture of AMD and Fujitsu, is the largest company in the world dedicated exclusively to designing, developing, manufacturing, marketing, selling and licensing Flash memory solutions. For more information, visit http://www.spansion.com.

Spansion(R), the Spansion logo, MirrorBit(R), MirrorBit(R) Eclipse(TM), ORNAND(TM), ORNAND2(TM), HD-SIM(TM), Spansion(R) EcoRAM(TM) and combinations thereof, are trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties include statements related to the success of cost reductions, the presence of adequate liquidity, the completion of the Chapter 11 restructuring process, the ability to reach a sustainable business model, the ability survive as a stand-alone entity and the ability to negotiate any requisite agreements with Spansion Japan Limited. The risks and uncertainties related to working capital include the fact that the company has cash in various geographical locations and all or part of the total worldwide cash may not be available in either the U.S. or for working capital as a result of the limitation inherent in the Chapter 11 proceedings in the U.S. or the corporate reorganization proceeding in Japan or as a result of various restrictions in certain geographies as to the ability to remit funds back to the parent company. The risks and uncertainties related to Chapter 11 filings include: any negative impacts on Spansion’s business, results of operations, financial position or cash management arrangements; the inability to operate as a globally integrated unit with Spansion Japan Limited; the inability to freely deploy its cash resources throughout the company; the inability to negotiate any requisite manufacturing and distribution agreements with Spansion Japan Limited, or to transfer wafer production capacity to a third party foundry, or to find alternative methods of manufacturing, distributing and selling Spansion’s products; the negative impact on relationships with employees, customers, suppliers and contract manufacturers and other stakeholders; the failure of Spansion to obtain initial court orders substantially on the terms applied for; the adequacy of Spansion’s cash on hand to fund its ongoing operations or ability to arrange for sufficient DIP financing during the bankruptcy proceeding; actions or orders taken by the U.S. Bankruptcy Court that may impact Spansion operations; the failure of Spansion to obtain the requisite approvals of affected creditors or the courts for any restructuring plan, or to successfully implement such a plan or obtain sufficient exit financing, if required, within the time granted by any court, leading to the likely liquidation of Spansion’s assets; that Spansion’s common stock could have no value in and following the approval of a restructuring plan and could be cancelled. In addition, risks and uncertainties relating to the company’s ability to restructure successfully include Spansion and Spansion Japan Limited’s ability to continue their operations while in their respective Chapter 11 or corporate reorganization proceedings, respectively; the ability to capture anticipated cost savings related to the previously-announced reduction in force and other measures taken by the company; the implementation and success of Spansion’s plan to narrow its focus on the embedded solutions market; and the ability to identify, pursue and successfully execute a strategic alternative for portions of Spansion’s wireless business. In addition, the instability of the global economy and tight credit markets could continue to adversely impact Spansion’s business in several respects, including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. The company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Spansion Inc.

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